Terex Announces First Quarter 2025 Financial Results Conference Call

NORWALK, CT. April 16, 2025 /PRNewswire/ -- Terex Corporation (NYSE: TEX) will host a conference call to review its first quarter 2025 financial results on Friday, May 2, 2025 at 8:00 a.m. Eastern Time. Simon Meester, President and Chief Executive Officer, and Jennifer Kong-Picarello, Senior Vice President and Chief Financial Officer, will host the call.

The Company’s financial results will be issued and available at https://investors.terex.com prior to the call the morning of Friday, May 2, 2025.

Participants are encouraged to access the webcast 15 minutes prior to the starting time. The webcast will be available for replay at https://investors.terex.com.

About Terex
Terex Corporation is a global industrial equipment manufacturer of materials processing machinery, waste and recycling solutions, mobile elevating work platforms (MEWPs), and equipment for the electric utility industry. We design, build, and support products used in maintenance, manufacturing, energy, minerals and materials management, construction, waste and recycling, and the entertainment industry. We provide best-in-class lifecycle support to our customers through our global parts and services organization, and offer complementary digital solutions, designed to help our customers maximize their return on their investment. Certain Terex products and solutions enable customers to reduce their impact on the environment including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, and Asia Pacific and sold worldwide. For more information, please visit www.terex.com.

Contact Information
Derek Everitt
VP Investor Relations
Email: InvestorRelations@Terex.com